UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: September 30, 2014

(Date of earliest event reported)

CAFEPRESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

6901 A Riverport Drive, Louisville, Kentucky 40258

(Address of principal executive offices, including zip code)

(502) 995-2258

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Settlement Agreement and Mutual General Release

On September 30, 2014, CafePress Inc., (the “Company”) entered into a Settlement Agreement and Mutual General Release (the “Settlement Agreement”) with LSW Holdings, Inc. f/k/a Logo’d Softwear, Inc. (“LSW”) and Frank Nevins (the “Indemnifying Stockholder”) (together, the “Parties”), to settle disputes and potential disputes that have arisen, or may arise, in connection with that certain Asset Purchase Agreement, dated March 2, 2012, among the Parties, as amended (the “Asset Purchase Agreement”).

Pursuant to the terms and conditions of the Settlement Agreement, which amends the Asset Purchase Agreement to the extent of the provisions set forth in the Settlement Agreement, the Company has agreed to pay LSW an amount of $1,200,000 (the “Settlement Payment”), which will constitute full payment of any and all earn-out payments remaining or in dispute under the Asset Purchase Agreement, including any potential future earn out payments that may be due. The Settlement Payment will be paid in two installments, the first payment in the amount of $800,000 made within three business days of the execution date of the Settlement Agreement and the second amount of $400,000 within 45 calendar days of the execution date of the Settlement Agreement.

The Settlement Agreement contains a general release by LSW and the Indemnifying Stockholder of all claims against the Company, including, any claims relating to the Asset Purchase Agreement, the Indemnifying Stockholder’s present or former status as a stockholder of the Company or LSW, and the Indemnifying Stockholder’s present or former status as an employee of the Company.

The Settlement Agreement contains a general release by the Company of all claims against LSW and the Indemnifying Stockholder, including, any claims relating to the Asset Purchase Agreement, the Indemnifying Stockholder’s present or former status as a stockholder of the Company or LSW, and the Indemnifying Stockholder’s present or former status as an employee of the Company.

The foregoing description of the Settlement Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement and Mutual General Release, dated September 30, 2014, by and between Registrant, LSW Holdings, Inc. f/k/a Logo’d Softwear, Inc. and Frank Nevins.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 3, 2014	CafePress Inc.

	By:	/s/ Garett Jackson
Garett Jackson Chief Financial Officer